EXHIBIT 32

CERTIFICATION
(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that, to the best of his knowledge, (i) the foregoing Annual Report on Form 10-KSB filed by Yadkin Valley Company (the “Registrant”) for the year ended December 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 25, 2005	/s/ David S. Perry

David S. Perry, President and Treasurer
(principal executive and financial officer)